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                                                 ITEM 6.1a

                                                 CONSENT OF W. DALE MCGHIE, CPA.

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                         CONSENT OF INDEPENDENT AUDITOR



         I hereby consent to the reference to my firm under the caption "Experts" and to the use of my report on financial statements for the years ended December 31, 1996, 1995 and 1994 dated March 20, 1997 except for Notes 12 and 13 dated June 2, 1997, in the Registration Statement (Form SB-2) in which this consent is included and the related Prospectus of Harvard Scientific Corp. I also consent to the addition of Supplemental Schedules V and VI of Harvard Scientific Corp. for the years ended December 31, 1996 and 1995 in such Registration Statement and Prospectus.




                                                     /Dale McGhie/
                                                   -------------------
                                                   W. Dale McGhie, CPA



Dated:   June 3, 1997